WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                       RICK'S CABARET INTERNATIONAL, INC.


CERTIFICATE  NO.---  RM  110                                    50,000  Warrants
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     This Warrant Certificate certifies that Ralph McElroy (the "Holder") is the owner of 50,000 Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Rick's Cabaret International, Inc., a Texas corporation (the "Company"), one share of the common stock, par value $0.01 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price of $3.00 per share (the "Exercise Price").

     The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

     1.     VESTING OF WARRANTS

     The Holder shall be entitled to exercise the 50,000 Warrants at any time during the Exercise Period, as defined in Section 2 below.

     2.     EXERCISE OF WARRANTS

     Exercise  of  Warrants.  The  Warrants  may  be  exercised by the Holder in
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whole,  or  in  part,  (but  not  as  to a fractional share of Common Stock), by surrender of this Warrant Certificate at the office of the Company located at 10959 Cutten Road, Houston, Texas 77066 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly completed, at any time within the period beginning on the date hereof and expiring at 5:00 p.m. Houston, Texas time, on July 22, 2008 (the "Exercise Period") and by payment to the Company by certified check or bank draft of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 3D, shall be delivered to the Holder promptly, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised also shall be delivered to the Holder within such time.


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
     3.     ADJUSTMENTS

     A.     Adjustments.  The  Exercise Price and the number of shares of Common
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Stock issuable upon exercise of each Warrant shall be subject to adjustment from time  to  time  as  follows:

     (i)  Stock  Dividends;  Stock  Splits;  Reverse  Stock  Splits;
           ---------------------------------------------------------
          Reclassifications.  In  case the Company shall (a) pay a dividend with
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          respect  to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 3A(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

     (ii) Adjustment  of Exercise Price. Whenever the number of shares of Common
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          Stock  purchasable  upon  the  exercise  of  each  Warrant is adjusted pursuant to Section 3A(i), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

    (iii) De  Minimis  Adjustments.  No  adjustment  in  the  Exercise Price and
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          number  of  shares  of  Common  Stock  purchasable  hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.15 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 3A(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.


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     B.     Notice  of Adjustment. Whenever the number of shares of Common Stock
            ---------------------
purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to such Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     C.     Statement  on  Warrant  Certificates.  The  form  of  this  Warrant
            ------------------------------------
Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

     D.     Fractional  Interest.  The  Company  shall  not be required to issue
            --------------------
fractional shares of Common Stock on the exercise of the Warrants. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 3D be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

     4.     RESERVATION AND AUTHORIZATION OF COMMON STOCK

     The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate, upon issuance and when fully paid for, will be validly issued, fully paid and nonassessable and free of all taxes, liens, charges, encumbrances and security interests other than those attaching by or through the Holder, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

     5.     NO RIGHTS OF STOCKHOLDER

     The Warrant Holder shall not be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action


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
of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for herein) or receive dividends or subscription rights, until the Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided herein and shares of Common Stock hereunder shall have become issuable and until the Holder shall have been deemed to have become a holder of record of such shares. The Holder shall not, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

     6.     RESTRICTIONS ON TRANSFER

     This Warrant Certificate, the Warrants it evidences and the underlying Common Stock issued on exercise of the Warrants, may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act"), or any exemption therefrom and for which the Company is provided with an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of said securities laws.

     7.     CLOSING OF BOOKS

     The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

     8.     WARRANTS EXCHANGEABLE; LOSS, THEFT

     This Warrant Certificate is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 2, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

     9.     MERGERS, CONSOLIDATIONS

     If the Company shall merge or consolidate with another corporation, the Holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of


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shares  of  Common  Stock, as adjusted from time to time, for which this Warrant might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the Holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

     10.     REGISTRATION RIGHTS

     The Company has agreed to grant the Holder piggy-back registration rights in the event that it files a Registration Statement on Form SB-2, Form S-3 or other similar form under the Securities Act of 1933, as amended, covering the registration of the underlying shares of Common Stock to be issued upon exercise of the Warrants.

     11.     EXPENSES

     The Holder shall bear the cost of all underwriting discounts, selling commissions and stock transfer taxes applicable to the Warrant and the Common Stock underlying the Warrants.


Dated: Effective as of July 22, 2005.

                                           RICK'S CABARET INTERNATIONAL, INC.


                                           By: /s/ Eric  Langan
                                              ----------------------------------

                                           Name: Eric  Langan
                                                --------------------------------

                                           Title: President and Chief Executive
                                                  Officer
                                                 -------------------------------

Attest:


-----------------------------
Witnessed


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
                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such shares a certified check or bank draft payable to the order of Rick's Cabaret International, Inc. in the amount of $ _____, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________ whose address is ___________________ and that such certificate (or any payment in lieu thereof) be delivered to _____________ whose address is_______.





                                                 -------------------------------
                                                 [Name of Holder]

                                                 -------------------------------
                                                 Date




(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)


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